Exhibit 99.1

Dave Reports Fourth Quarter & Full Year 2024 Financial Results

Record Q4 Revenue up 38% Y/Y to $100.9 Million; FY24 Revenue up 34% to $347.1 Million

Q4 Net Income Increases $16.6 Million Y/Y to $16.8 Million; Adj. EBITDA increases 234% Y/Y to $33.4 Million, Significantly Exceeding High-End of Guidance

Establishes Strong 2025 Revenue and Adjusted EBITDA Outlook

LOS ANGELES, CA – March 3, 2025 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today announced fourth quarter and full year results for the period ended December 31, 2024.

“We closed out the year with record-setting results, delivering another quarter of exceptional growth and profitability,” said Jason Wilk, Founder and CEO of Dave.

“Our performance was underpinned by strong member demand and continued strength in our team’s execution. ExtraCash originations were up 44% year-over-year supported by increased member growth and average origination per member. Our CashAI-powered underwriting continued to drive improvements in credit performance which contributed to another record quarter of non-GAAP variable margin. These results, combined with our fixed cost discipline and efficient marketing spend, allowed us to deliver 35% sequential growth in Adjusted EBITDA and more than 200% annually, which we believe underscores the inherent operating leverage in our business model.

“In mid-Q1 of 2025, we fully transitioned to our new fee structure which we expect to result in even greater ExtraCash limits, monetization, and member lifetime value going forward. With this strong momentum heading into 2025, we believe we are well positioned to drive another record year as we execute our strategic roadmap and deliver long-term value for both our members and shareholders.”

Quarterly Financial Highlights ($ in millions, unaudited)

	4Q23	1Q24	2Q24	3Q24	4Q24
GAAP Operating Revenues, Net	$73.2	$73.6	$80.1	$92.5	$100.9
% Change vs. prior year period	23%	25%	31%	41%	38%
Non-GAAP Variable Profit*	$45.9	$49.9	$51.8	$64.2	$72.6
% Change vs. prior year period	80%	47%	57%	72%	58%
Non-GAAP Variable Profit Margin*	63%	68%	65%	69%	72%
GAAP Net Income	$0.2	$34.2	$6.4	$0.5	$16.8
Adjusted Net Income*	$6.6	$8.1	$13.7	$21.1	$29.6
Adjusted EBITDA*	$10.0	$13.2	$15.2	$24.7	$33.4

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

Fourth Quarter 2024 Operating Highlights (vs. Fourth Quarter 2023)

•	New Members increased 12% to 766,000 while customer acquisition costs remained highly efficient at $16

•	Monthly Transacting Members (“MTMs”) increased 17% to 2.5 million

•	ExtraCash originations increased 44% to $1.5 billion, while the average 28-Day delinquency rate improved 53 basis points to 1.66%

•	Dave Debit Card spend increased 24% to $457 million

•

For a full review of the Company’s key performance indicators, please refer to the Company’s Fourth Quarter & Full Year 2024 Earnings Presentation which can be found on the Investor Relations page of Dave’s website

Annual Financial Highlights ($ in millions, unaudited)

	FY 2023	FY 2024
GAAP Operating Revenues, Net	$259.1	$347.1
% Change vs. prior year	26%	34%
Non-GAAP Variable Profit*	$150.1	$238.5
% Change vs. prior year	74%	59%
Non-GAAP Variable Profit Margin*	58%	69%
GAAP Net (Loss) Income	($48.5)	$57.9
Adjusted Net (Loss) Income*	($22.1)	$72.5
Adjusted EBITDA (Loss)*	($10.1)	$86.5

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

Liquidity Summary

The Company had $91.9 million of cash and cash equivalents, marketable securities, investments and restricted cash as of December 31, 2024, compared to $76.7 million as of September 30, 2024. The increase was primarily attributable to free cash flow generation offset by an increase in the ExtraCash receivables balance. The Company did not increase utilization of its credit facility during the quarter.

2025 Financial Guidance ($ in millions)

	FY 2025
GAAP Operating Revenues, Net	$415	-	$435
Year-Over-Year Growth	20%	-	25%
Adjusted EBITDA*	$110	-	$120
Year-Over-Year Growth	27%	-	39%

*

Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO, Kyle Beilman, commented: “Our 2025 guidance reflects the tailwind created by our new fee structure as well as our ongoing commitment to driving sustainable and profitable growth. As we progress through the first quarter, we anticipate the typical seasonal softness in demand for ExtraCash as tax refunds provide important liquidity to our members. Our focus remains on expanding ARPU, leaning into our banking offering, further strengthening member retention and expanding member lifetime value. Given our growth trajectory, strong variable margins and the scalability of our business model, we expect to drive another record year of performance in 2025.”

Beilman added, “Yesterday we announced the completion of our strategic partnership with Coastal Community Bank to serve as Dave’s sponsor bank for its ExtraCash and banking products. We selected Coastal based on their customer-first mission, deep knowledge across both credit and banking products, strong risk management, and our shared ambition to drive innovation and continue leveling the financial playing field for everyday Americans.”

Conference Call

Dave management will host a conference call on Tuesday, March 4th, 2025, at 8:30 a.m. Eastern time to discuss its full financial results for the fourth quarter and full year ended December 31, 2024, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, March 4th, 2025

Time: 8:30 a.m. Eastern time

Dial-in registration link: https://register.vevent.com/register/BI020f425bf96b4097887a78f25e7874f9

Live webcast registration link: https://edge.media-server.com/mmc/p/zrqkfzyn

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2025 guidance, projected financial results for future periods, and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including fluctuating interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA (loss), which is a non-GAAP financial measure that is adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and excludes certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA (loss) as GAAP net income (loss) attributable to Dave before the impact of interest income or expense, provision for income taxes, and depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, gain on extinguishment of convertible debt, stock-based compensation expense and certain other non-core items. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as GAAP Operating Revenues, Net less non-GAAP variable operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of GAAP Operating Revenues, Net. The Company defines and calculates adjusted net income (loss) as GAAP net income (loss) adjusted to exclude stock-based compensation, the gain on extinguishment of convertible debt, non-recurring legal settlement and litigation expenses, and certain other non-core items. The Company defines and calculates non-GAAP adjusted basic EPS and non-GAAP adjusted diluted EPS as adjusted net income (loss) divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of Adjusted EBITDA (loss) to its most directly comparable GAAP measure for the three and twelve months ended December 31, 2024, and 2023.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Operating revenues:
Service based revenue, net	$90.8	$65.4	$311.4	$232.2
Transaction based revenue, net	10.1	7.8	35.7	26.9

Total operating revenues, net	100.9	73.2	347.1	259.1
Operating expenses:
Provision for credit losses	16.6	14.5	54.6	58.4
Processing and servicing costs	6.3	7.5	30.4	28.9
Advertising and marketing	12.6	10.0	44.9	48.4
Compensation and benefits	27.2	23.5	107.0	94.9
Other operating expenses	17.2	15.8	75.5	70.7

Total operating expenses	79.9	71.3	312.4	301.3

Other (income) expenses:
Interest expense, net	1.3	1.8	5.0	6.5
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	0.9	—	1.0	—
Changes in fair value of public and private warrant liabilities	1.3	(0.2)	1.7	(0.3)

Total other (income) expense, net	3.5	1.6	(25.7)	6.2

Net income (loss) before provision for income taxes	17.5	0.3	60.4	(48.4)
Provision for income taxes	0.7	0.1	2.5	0.1

Net income (loss)	$16.8	$0.2	$57.9	$(48.5)

Net income (loss) per share:
Basic	$1.31	$0.01	$4.62	$(4.07)
Diluted	$1.16	$0.01	$4.19	$(4.07)

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Operating expenses	$79.9	$71.3	$312.4	$301.3
Non-variable operating expenses	(51.6)	(44.0)	(203.8)	(192.3)

Non-GAAP variable operating expenses	$28.3	$27.3	$108.6	$109.0

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
GAAP operating revenues, net	$100.9	$73.2	$347.1	$259.1
Non-GAAP variable operating expenses	(28.3)	(27.3)	(108.6)	(109.0)

Non-GAAP variable profit	$72.6	$45.9	$238.5	$150.1

Non-GAAP variable profit margin	72%	63%	69%	58%

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (LOSS)

(in millions)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$16.8	$0.2	$57.9	$(48.5)
Interest expense, net	1.3	1.8	5.0	6.5
Provision for income taxes	0.7	0.1	2.5	0.1
Depreciation and amortization	2.3	1.5	7.5	5.4
Stock-based compensation	10.1	6.6	37.3	26.7
Legal settlement and litigation accrual	—	—	7.0	—
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	0.9	—	1.0	—
Changes in fair value of public and private warrant liabilities	1.3	(0.2)	1.7	(0.3)

Adjusted EBITDA (loss)	$33.4	$10.0	$86.5	$(10.1)

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(in millions, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$16.8	$0.2	$57.9	$(48.5)
Stock-based compensation	10.1	6.6	37.3	26.7
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Legal settlement and litigation accrual	—	—	7.0	—
Changes in fair value of earnout liabilities	0.9	—	1.0	—
Changes in fair value of public and private warrant liabilities	1.3	(0.2)	1.7	(0.3)
Income tax expense related to gain on extinguishment of convertible debt	0.5	—	1.0	—

Adjusted net income (loss)	$29.6	$6.6	$72.5	$(22.1)

Adjusted net income (loss) per share:
Basic	$2.31	$0.55	$5.79	$(1.85)
Diluted	$2.04	$0.54	$5.24	$(1.85)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	December 31, 2024	December 31, 2023
Cash, cash equivalents and restricted cash	$51.4	$43.1
Marketable securities	0.1	1.0
Investments	40.5	113.2
Working capital	247.2	251.3
Total stockholders’ equity	183.1	87.1